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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-57078, 333-38849, 333-61998, 333-106203, 333-143907 and 333-148000 on Form S-8 and 333-88034, 333-134479 and 333-142382 on Form S-3 of our reports dated March 17, 2008 relating to the financial statements and financial statement schedule of On Assignment, Inc. (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's adoption of FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109", effective January 1, 2007 and Statement of Financial Accounting Standards No. 123R, "Share Based Payment", effective January 1, 2006) and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of On Assignment, Inc. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Los Angeles, California
March 17, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM